Exhibit 10.1

AMENDMENT TO

OMEGA HEALTHCARE INVESTORS, INC. 2018 STOCK INCENTIVE PLAN

This Amendment (this “Amendment”) to the Omega Healthcare Investors, Inc. 2018 Stock Incentive Plan (the “Plan”) was approved as of April 14, 2023 (the “Amendment Date”), by Omega Healthcare Investors, Inc. (the “Company”), subject to approval of the Company’s stockholders.

INTRODUCTION

The Company maintains the Plan pursuant to a document that is effective June 8, 2018. The Board of Directors of the Company (the “Board”) now desires to amend the Plan to increase the number of shares of Stock of the Company reserved for issuance under the Plan. The Board has approved this Amendment, subject to approval of the Company’s stockholders.

Now, Therefore, the Company does hereby amend the Plan as of June 5, 2023, the date of the annual meeting of the Company’s stockholders (the “Amendment Effective Date”), subject to approval of this Amendment by the Company’s stockholders:

AMENDMENT

Section 3.2 of the Plan is amended to read in its entirety as follows:

“Subject to adjustment in accordance with Section 6.2, the number of shares of Stock reserved exclusively for issuance upon exercise or payment pursuant to Awards under the Plan equals the sum of (a) the number of shares of Stock subject to outstanding Awards under the Plan immediately before the Amendment Effective Date, (b) the number of shares of Stock authorized and available for issuance of future Awards under the Plan as of the Amendment Effective Date and (c) an additional 6,700,000 shares of Stock.”

Capitalized terms that are not defined in this Amendment shall have the same definitions as provided in the Plan.

If the stockholders of the Company have not approved this Amendment as of the Amendment Effective Date, the Plan as in effect prior this Amendment shall remain in force and effect and this Amendment shall be null and void.

Except as specifically amended by this Amendment, the Plan shall remain in the same force and effect as prior to this Amendment.

In Witness Whereof, the Company, by its duly authorized officer, has executed this Amendment as of the Amendment Date.

OMEGA HEALTHCARE INVESTORS, INC.

By:	/s/ Robert O. Stephenson
Name: Robert O. Stephenson
Title: Chief Financial Officer